CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 25, 1998, accompanying the October 31, 1998 financial statements of New Century Portfolios (comprising, respectively, the New Century Capital Portfolio and the New Century Balanced Portfolio) which are incorporated by reference in Part B of Post-Effective Amendment No. 17 to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

                                   /S/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                   BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 24, 1999